Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of AGU Entertainment Corp. (the "Company") does hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB for the period ending September 30, 2005 (the "Report") that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


December 9, 2005                                 /s/ David C. Levy
--------------------------------------------------------------------------------
                                                 Name: David C. Levy
                                                 Title: Chief Executive Officer

December 9, 2005                                 /s/ John W. Poling
--------------------------------------------------------------------------------
                                                 Name:  John W. Poling
                                                 Title: Executive Vice President
                                                 and Chief Financial Officer


      The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.